EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-121006, 333-115505, 333-81340, 333-51556, 333-38886 and 333-25021) and Form S-3 (Nos. 333-123570, 333-108963, 333-108989, 333-108964 and 333-107579) of Aastrom Biosciences, Inc. (a development stage company) of our report dated September 13, 2006, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
September 13, 2006